Oclaro Announces Third Quarter Fiscal Year 2017 Financial Results
Revenue Up 60 Percent from Q3 FY16; Record Gross Margin and Operating Income
SAN JOSE, Calif., – May 2, 2017 – Oclaro, Inc. (Nasdaq: OCLR), a leading provider and innovator of optical communications solutions, today announced the financial results for its third quarter of fiscal year 2017, which ended April 1, 2017.

“I am very pleased with our outstanding financial performance for the third quarter. We posted record results, which included revenue growth and improved gross margin during what is normally a seasonally weak period. Our revenue increased 60 percent over the same period one year ago, driven by our 100G and beyond products. We also achieved further customer and regional diversification, driven by sales growth in North America and Europe. This strong revenue performance resulted in record non-GAAP gross margin of 42 percent and non-GAAP operating income of $40 million. These outstanding results further demonstrate the strength of our products, customer mix and operational improvements,” said Greg Dougherty, Chief Executive Officer, Oclaro.

“During April, we saw a significant slowing of demand in China which, coupled with an acceleration of the product transition from 100G CFP related products to the QSFP platform, will cause us to see an approximate 10 percent sequential decrease in our revenue in the June quarter. Despite lower revenue, we currently anticipate that our non-GAAP gross margin should remain around 40 percent as we maintain healthy profitability, further attesting to the strength of our financial model. We believe that the industry fundamentals, which drive the need for increased bandwidth and fiber optic components, remain intact and anticipate returning to revenue growth in the September quarter,” said Mr. Dougherty.

Results for the Third Quarter of Fiscal 2017

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Revenues were $162.2 million for the third quarter of fiscal 2017, and compare with revenues of $153.9 million in the second quarter of fiscal 2017, and revenues of $101.1 million in the third quarter of fiscal 2016.

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GAAP gross margin was 41.2% for the third quarter of fiscal 2017, compared with GAAP gross margin of 39.5% in the second quarter of fiscal 2017, and GAAP gross margin of 26.7% in the third quarter of fiscal 2016.

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Non-GAAP gross margin was 41.6% for the third quarter of fiscal 2017, compared with non-GAAP gross margin of 39.8% in the second quarter of fiscal 2017, and non-GAAP gross margin of 27.2% in the third quarter of fiscal 2016.

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GAAP operating income was $37.7 million for the third quarter of fiscal 2017. This compares with GAAP operating income of $33.4 million in the second quarter of fiscal 2017, and GAAP operating income of $2.5 million in the third quarter of fiscal 2016.

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Non-GAAP operating income was $40.5 million for the third quarter of fiscal 2017, compared with non-GAAP operating income of $36.2 million in the second quarter of fiscal 2017, and non-GAAP operating income of $4.6 million in the third quarter of fiscal 2016.

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GAAP net income for the third quarter of fiscal 2017 was $38.2 million. This compares with GAAP net income of $30.3 million in the second quarter of fiscal 2017, and GAAP net income of $0.1 million in the third quarter of fiscal 2016.

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Non-GAAP net income for the third quarter of fiscal 2017 was $39.9 million. This compares with non-GAAP net income of $36.3 million in the second quarter of fiscal 2017, and non-GAAP net income of $3.3 million in the third quarter of fiscal 2016.

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GAAP earnings per diluted share for the third quarter of fiscal 2017 were $0.22. This compares with GAAP earnings per diluted share of $0.18 in the second quarter of fiscal 2017, and GAAP earnings per diluted share of $0.00 in the third quarter of fiscal 2016.

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Non-GAAP earnings per diluted share for the third quarter of fiscal 2017 were $0.23. This compares with non-GAAP earnings per diluted share of $0.21 in the second quarter of fiscal 2017, and non-GAAP earnings per diluted share of $0.03 in the third quarter of fiscal 2016.

•	Cash, cash equivalents, restricted cash, and short-term investments were $254.8 million at April 1, 2017.

Fourth Quarter Fiscal Year 2017 Outlook
The guidance for the quarter ending July 1, 2017 is:

•	Revenues in the range of $144 million to $152 million.

•	Non-GAAP gross margin in the range of 38% to 41%.

•	Non-GAAP operating income in the range of $27 million to $31 million.

The foregoing guidance is based on current expectations. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this earnings release for a description of certain important risk factors that could cause actual results to differ, and refer to Oclaro’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of these risks. Furthermore, we have not provided reconciliations from non-GAAP to GAAP for our outlook. Certain elements of such reconciliations, such as restructuring and related costs, acquisition or disposal related costs, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of other long-lived assets and other costs and contingencies unrelated to our current and future operations, are highly variable and we are not able to forecast these items within a meaningful range. We are better able to forecast stock-based compensation and amortization of other intangible assets, the two largest elements of such reconciliation, and we expect those elements to be approximately $3.0 million and $0.2 million, respectively, for the fourth quarter. We do not intend to update this guidance as a result of developments occurring after the date of this release.

Conference Call
Oclaro will hold a conference call to discuss financial results for the third quarter of fiscal year 2017 today at 2:00 p.m. PT/5:00 p.m. ET. To listen to the live conference call, please dial (719) 325-4763. A replay of the conference call will be available through May 16, 2017. To access the replay, dial (412) 317-6671. The passcode for the replay is 5970768. A webcast of this call and a supplemental presentation will be available in the investor section of Oclaro’s website at www.oclaro.com.

About Oclaro
Oclaro, Inc. (NASDAQ: OCLR), is a leader in optical components and modules for the long-haul, metro and data center markets. Leveraging more than three decades of laser technology innovation and photonics integration, Oclaro provides differentiated solutions for optical networks and high-speed interconnects driving the next wave of streaming video, cloud computing, application virtualization and other bandwidth-intensive and high-speed applications. For more information, visit www.oclaro.com or follow on Twitter at @OclaroInc.

Copyright 2017. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the US and other countries. All other trademarks are the property of their respective owners. Information in this release is subject to change without notice.

Safe Harbor Statement
This press release, in association with Oclaro’s third quarter of fiscal year 2017 financial results conference call, contains statements about management’s future expectations, plans or prospects of Oclaro and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) financial guidance for the fiscal quarter ending July 1, 2017 regarding revenues, non-GAAP gross margin, and non-GAAP operating income, (ii) customer demand for Oclaro’s products, and (iii) Oclaro’s future financial performance and operating prospects. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate,” “estimate,” “expect,” “forecast,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” “model,” "objective," and other words and terms of similar meaning in connection with any discussion of future operations or financial performance. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including (i) our ability to timely develop, commercialize and ramp the production of new products to customer required volumes, (ii) the absence of long-term purchase commitments from many of our long-term customers, (iii) our dependence on a limited number of customers for a significant percentage of our revenues, (iv) competition and pricing pressure, (v) our ability to meet or exceed our gross margin expectations, (vi) the effects of fluctuations in foreign currency exchange rates, (vii) our manufacturing yields, (viii) the risks associated with delays, disruptions or quality control problems in manufacturing, (ix) our ability to conclude agreements with our customers on favorable terms, (x) our ability to obtain governmental licenses and approvals for international trading activities or technology transfers, including export licenses, (xi) our ability to respond to evolving technologies, customer requirements and demands, and product design challenges, (xii) the impact of financial market and general economic conditions in the industries in which we operate and any resulting reduction in demand for our products, (xiii) our ability to effectively manage our inventory, (xiv) our dependence on a limited number of suppliers and key contract manufacturers, (xv)

our ability to have our manufacturing lines qualified by our customers, (xvi) our ability to protect our intellectual property rights, (xvii) the outcome of tax audits or similar proceedings, (xviii) the risks associated with our international operations, (xix) the outcome of pending litigation against us, and (xx) other factors described in our most recent annual report on Form 10-K and other documents we periodically file with the SEC.

Non-GAAP Financial Measures
Oclaro provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss is operating income/loss. The GAAP measure most directly comparable to Adjusted EBITDA is net income/loss. The GAAP measure most directly comparable to non-GAAP net income/loss is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.

Oclaro believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing Oclaro’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oclaro’s “core operating performance” and its results of operations may look in the future. Oclaro defines “core operating performance” as its ongoing performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as impairment charges, income taxes, restructuring and severance programs, costs relating to specific major projects (such as acquisitions), non-cash compensation related to stock and options and certain income, and impairment of fixed assets and inventory and related expenses, are not included in Oclaro’s view of “core operating performance.” Management does not believe these items are reflective of Oclaro’s ongoing core operations and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating income/loss, non-GAAP net income/loss and Adjusted EBITDA. Additionally, each non-GAAP measure has historically been presented by Oclaro as a complement to its most comparable GAAP measure, and Oclaro believes that the continuation of this practice increases the consistency and comparability of Oclaro’s earnings releases.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Adjusted EBITDA
Adjusted EBITDA is calculated as net income/loss excluding the impact of income taxes, net interest income/expense, depreciation and amortization, net gains/losses on foreign currency transactions, as well as restructuring, acquisition and related costs, non-cash compensation related to stock and options, and other unusual one-time charges, specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses Adjusted EBITDA in evaluating Oclaro’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from Oclaro’s core operations. Oclaro believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. Oclaro further believes that providing this information allows Oclaro’s investors greater transparency and a better understanding of Oclaro’s core cash position.

Oclaro, Inc. Contact	Investor Contact
Pete Mangan	Jim Fanucchi
Chief Financial Officer	Darrow Associates, Inc.
(408) 383-1400	(408) 404-5400
ir@oclaro.com	ir@oclaro.com

OCLARO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	April 1, 2017	July 2, 2016
	(Thousands, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$214,063	$95,929
Restricted cash	716	715
Short-term investments	40,005	—
Accounts receivable, net	123,695	93,571
Inventories	88,676	76,369
Prepaid expenses and other current assets	38,396	23,591
Total current assets	505,551	290,175
Property and equipment, net	100,459	65,045
Other intangible assets, net	840	1,498
Other non-current assets	2,474	2,331
Total assets	$609,324	$359,049
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$92,346	$71,201
Accrued expenses and other liabilities	44,031	34,818
Capital lease obligations, current	2,431	3,753
Total current liabilities	138,808	109,772
Deferred gain on sale-leasebacks	5,844	6,809
Convertible notes payable	—	62,058
Capital lease obligations, non-current	1,516	2,105
Other non-current liabilities	10,956	11,694
Total liabilities	157,124	192,438
Stockholders’ equity:
Preferred stock	—	—
Common stock	1,673	1,122
Additional paid-in capital	1,685,961	1,471,280
Accumulated other comprehensive income	38,346	39,821
Accumulated deficit	(1,273,780)	(1,345,612)
Total stockholders’ equity	452,200	166,611
Total liabilities and stockholders’ equity	$609,324	$359,049

OCLARO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	April 1, 2017	December 31, 2016	March 26, 2016
	(Thousands, except per share amounts)
Revenues	$162,182	$153,914	$101,050
Cost of revenues	95,394	93,150	74,114
Gross profit	66,788	60,764	26,936
Operating expenses:
Research and development	14,479	13,758	11,379
Selling, general and administrative	14,736	13,355	13,055
Amortization of other intangible assets	150	241	247
Restructuring, acquisition and related (income) expense, net	(301)	82	(59)
(Gain) loss on sale of property and equipment	(16)	(74)	(145)
Total operating expenses	29,048	27,362	24,477
Operating income	37,740	33,402	2,459
Other income (expense):
Interest income (expense), net	175	70	(1,203)
Gain (loss) on foreign currency transactions, net	687	(3,324)	(865)
Other income (expense), net	233	156	174
Total other income (expense)	1,095	(3,098)	(1,894)
Income before income taxes	38,835	30,304	565
Income tax provision	621	37	476
Net income	$38,214	$30,267	$89
Net income per share:
Basic	$0.23	$0.18	$0.00
Diluted	$0.22	$0.18	$0.00
Shares used in computing net income per share:
Basic	166,808	165,822	110,882
Diluted	169,841	168,856	113,699

OCLARO, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
	April 1, 2017	December 31, 2016	March 26, 2016
	(Thousands, except per share amounts)
Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit	$66,788	$60,764	$26,936
Stock-based compensation in cost of revenues	630	462	523
Non-GAAP gross profit	$67,418	$61,226	$27,459
GAAP gross margin rate	41.2%	39.5%	26.7%
Non-GAAP gross margin rate	41.6%	39.8%	27.2%
Reconciliation of GAAP operating income to non-GAAP operating income:
GAAP operating income	$37,740	$33,402	$2,459
Stock-based compensation	2,890	2,589	2,073
Amortization of other intangible assets	150	241	247
Restructuring, acquisition and related (income) expense, net	(301)	82	(59)
(Gain) loss on sales of property and equipment	(16)	(74)	(145)
Non-GAAP operating income	$40,463	$36,240	$4,575
Reconciliation of GAAP net income to non-GAAP net income and adjusted EBITDA:
GAAP net income	$38,214	$30,267	$89
Stock-based compensation	2,890	2,589	2,073
Amortization of other intangible assets	150	241	247
Restructuring, acquisition and related (income) expense, net	(301)	82	(59)
Other (income) expense items, net	(233)	(156)	(174)
(Gain) loss on sales of property and equipment	(16)	(74)	(145)
(Gain) loss on foreign currency translation	(687)	3,324	865
Income tax effect	(125)	22	425
Non-GAAP net income	$39,892	$36,295	$3,321
Income tax provision	746	15	51
Interest (income) expense, net	(175)	(70)	1,203
Depreciation expense	5,042	4,935	3,910
Adjusted EBITDA	$45,505	$41,175	$8,485

Non-GAAP net income per share:
Basic	$0.24	$0.22	$0.03
Diluted	$0.23	$0.21	$0.03
Shares used in computing Non-GAAP net income per share:
Basic	166,808	165,822	110,882
Diluted	169,841	168,856	113,699

	Three Months Ended
	April 1, 2017	December 31, 2016	March 26, 2016
	(Thousands, except per share amounts)
Stock-based compensation for the above included the following:
Cost of revenues	$630	$462	$523
Research and development	590	526	455
Selling, general and administrative	1,670	1,601	1,095
Total	$2,890	$2,589	$2,073